Exhibit 23.4

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Waverider Communications Inc. on Form S-8 of our report on the financial statements of Avendo Wireless Inc. dated March 9, 2003, appearing in the Current Report on Form 8-K/A dated August 11, 2003.


/s/ Deloitte & Touche LLP

Chartered Accountants

Toronto, Ontario
August 11, 2003